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                         NEUMAN, DRENNEN & STONE, LLC
                               Attorneys at Law
                              Temple-Bowron House
                               1507 Pine Street
                            Boulder, Colorado 80302
                                (303) 449-2100
                           facsimile: (303) 449-1045



                               February 12, 1999


Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico  87107

     Re: Post-Effective Amendments on Form S-3 to Registration Statements on Form SB-2
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Ladies and Gentlemen:

          We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Post-Effective Amendments on Form S-3 to Registration Statements on Form SB-2 to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation (the "Company"), in connection with the offerings by the Company described therein of an aggregate of (i) 115,000 of the Company's Redeemable Class A Common Stock Purchase Warrants ("Class A Warrants"), (ii) 80,000 Redeemable Common Stock Purchase Warrants ("Public Warrants") and (iii) 1,505,000 shares of the Company's common stock, $0.004 par value ("Common Stock"), pursuant to the exercise of certain Placement Agent's Warrants, the exercise of a Representative's Warrant, the exercise of Class A Warrants and the exercise of certain Public Warrants, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,


                                   /s/ Nathan L. Stone
                                   ---------------------------------
                                   Nathan L. Stone

NLS/